UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  March 10, 2017

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2017, NextEra Energy Partners, LP (NEP), NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) and NextEra Energy Operating Partners, LP (NEP OpCo) entered into an amended and restated management services agreement (amended and restated MSA) with NextEra Energy Management Partners, LP (NEE Management), as manager, which amends and restates the management services agreement, dated as of July 1, 2014 (MSA). NEP, NEP OpCo GP, NEP OpCo and NEE Management entered into the amended and restated MSA in order to modify the incentive distribution right fees (IDRs). Under the amended and restated MSA, total quarterly distributions to NEP OpCo unitholders above $0.3525 per NEP OpCo common unit will be split 75% to NEP OpCo unitholders and 25% to NEE Management for IDRs. If total quarterly distributions to NEP OpCo unitholders are equal to or less than $0.3525 per NEP OpCo common unit, IDRs will be paid using the same tiers provided under the MSA and calculated using 155,676,995 common units, the number of NEP OpCo common units outstanding on the date the amendment to the MSA was approved by NEP GP’s board of directors.

The foregoing description of the rights and obligations of the parties under the amended and restated MSA does not purport to be complete and is qualified in its entirety by reference to the amended and restated MSA, which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
10
Amended and Restated Management Services Agreement, dated as of March 10, 2017, by and among NextEra Energy Partners, LP, NextEra Energy Operating Partners GP, LLC, NextEra Energy Operating Partners, LP and NextEra Energy Management Partners, LP, as manager

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 14, 2017

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer

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